                                                                    EXHIBIT 99.3




                              Third Amendment to

                          Second Restated and Amended

                       Agreement of Limited Partnership

                                      of

                           National Operating, L.P.,

                        A Delaware Limited Partnership



              SYNTEK ASSET MANAGEMENT, L.P., a Delaware limited partnership (hereinafter "Syntek"), the sole general partner of NATIONAL OPERATING, L.P., a Delaware limited partnership (hereinafter the "Partnership"), pursuant to the authority granted to Syntek by Paragraph 15.2.19(i) of the Second Restated and Amended Agreement of Limited Partnership, dated as of July 29, 1987, as amended as of May 14, 1990 (First Amendment) and December 18, 1998 (Second Amendment) (hereinafter the "Partnership Agreement"), by this Third Amendment to Second Restated and Amended Agreement of Limited Partnership ("Third Amendment") hereby amends the Partnership Agreement in the following respects:

              A. Whereas, Syntek, National Realty, L.P., a Delaware limited partnership ("Master Partnership"), American Realty Trust, Inc., and the National Realty, L.P. Oversight Committee are parties to an agreement entitled Agreement for Cash Distribution and Election of Successor General Partner, dated as of July 15, 1998, as amended by orders of Superior Court of the State of California for the County of San Mateo (the "Court"), dated August 4, 1998, and September 1, 1998, in that class action ("Moorman Class Action") captioned Moorman v. Southmark Corporation, No. 322135 (the "Amended Cash Distribution
--------------------------------
Agreement");

                   Whereas, Section 6 of the Amended Cash Distribution Agreement requires that Syntek amend the partnership agreement of the Master Partnership ("Master Partnership Agreement") and the Partnership Agreement so that (i) when Syntek assigns to the Successor General Partner (as defined in the Amended Cash Distribution Agreement) its interests as the sole general partner in the Partnership
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and the Master Partnership, Syntek shall not receive any payment from the
Partnership or the Master Partnership for such Partnership interest; (ii) future general partners of the Master Partnership and the Partnership shall not have their interests in the Master Partnership or the Partnership repurchased unless such a future general partner is involuntarily removed as general partner of the Master Partnership; and (iii) the amounts that may be paid by the Master Partnership and Partnership to any parties who serve as general partner of such partnerships after the Successor General Partner ceases to serve as general partner, be limited;

         Whereas, the purpose and intent of this Third Amendment is more fully summarized in Article III.G of that Moorman Class Action document entitled Notice of Hearing to Consider Approval of Amended Agreement for Cash Distribution and Election of Successor General Partner and for Termination of the 1990 Moorman Settlement Agreement; and

         Whereas, the Partnership and the Master Partnership have been historically treated on a consolidated economic basis with no double accounting, and the payments that Syntek has been entitled to receive as general partner of the Partnership therefore have been calculated on a consolidated basis with the payments Syntek has been entitled to receive as the general partner of Master Partnership.


              B.    The Partnership Agreement is hereby amended as follows:

                    1. Paragraph 9.17 of the Partnership Agreement shall be amended in its entirety to read as follows:


                         9.17 No Double Payment of Fees. Fees paid to the
                              -------------------------
                   General Partner under this Agreement shall not be paid again to the General Partner of the Master Partnership and likewise fees first paid to the General Partner of the Master Partnership shall not be paid again to the General Partner so that there shall be no double accounting of fees. The General Partner shall not be paid any fees that the General Partner of the Master Partnership is prevented from receiving under the Master Partnership Agreement, including, without limitation, those limits on fees included in Paragraph 9.17 of the Certificate of Amendment to the Master Partnership included as Exhibit A to the Amended Cash Distribution Agreement.



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                   2.   A new paragraph 17.9A shall be inserted before both
Paragraphs 17.9. The new Paragraph 17.9A shall read as follows:


                        17.9A Limitations on Payment for General Partner's
                              --------------------------------------------
                   Interest Because of Master Partnership Restrictions.
                   ---------------------------------------------------
                   Notwithstanding any other provision of this Agreement, including, without limitation, either Paragraph 17.9 entitled "Purchase of General Partner's Interest" or the other Paragraph 17.9 entitled "Interests of Departing General Partner and Successor," Syntek shall assign its entire interest as a general partner in the Partnership to the Successor General Partner. Syntek shall not have its interest in the Partnership repurchased. If, (a) after Syntek ceases to be the General Partner, a General Partner ceases to be the General Partner, and (b) as general partner of the Master Partnership, the General Partner is entitled to have its interest in the Master Partnership repurchased by the Master Partnership; then such General Partner shall have its one percent (1%) interest as a General Partner in the Partnership repurchased on a consolidated basis with its interest in the Master Partnership subject to the terms and conditions of the Master Partnership Agreement. If both conditions, (a) and (b) above, are not met, then the General Partner shall not be entitled to any payment or other consideration from the Partnership for the General Partner's one percent (1%) interest as a General Partner in the Partnership.

              C. In the event of any conflict, inconsistency, or ambiguity between any provision of this Third Amendment and the Partnership Agreement, the provisions of this Third Amendment shall govern and control. Capitalized terms not otherwise defined herein shall have the meaning assigned such terms in the Partnership Agreement.

              D. The limited partners of the Master Partnership are intended third-party beneficiaries of this Third Amendment.



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              IN WITNESS WHEREOF, Syntek has executed this Third Amendment of
Limited Partnership Agreement as of the 18th day of December, 1998.



                                SYNTEK ASSET MANAGEMENT, L.P., a
                                Delaware limited partnership

                                By SYNTEK ASSET MANAGEMENT,
                                   INC., a Texas corporation, as managing
                                   general partner



                                By /s/ Randall M. Paulson
                                  -------------------------------------
                                   Randall M. Paulson, President


                                By /s/ Gene E. Phillips,
                                  --------------------------------------
                                   Gene E. Phillips, General/Partner





STATE OF TEXAS

COUNTY OF DALLAS

              On this 18th day of December, in the year 1998, before me Kristi
                                                                        ------
Hedgcoxe, a Notary Public in and for the State of Texas, personally appeared
--------
Randall M. Paulson, personally known to me, or proved to me on the basis of satisfactory evidence, to be the person whose name is subscribed to the within instrument on behalf of Syntek Asset Management, L.P., and acknowledged to me that said partnership executed it.


[SEAL APPEARS HERE]                     /s/ Kristi Hedgcoxe
                                        ----------------------------------
                                        Notary Public, Stats of Texas

My Commission Expires:

   February 4, 2002
---------------------

STATE OF TEXAS

COUNTY OF DALLAS

              On this 18th day of December, in the year 1998, before me Kristi
                                                                        ------
Hedgcoxe, a Notary Public in and for the State of Texas, personally appeared
--------
Gene E. Phillips, personally known to me, or proved to me on the basis of satisfactory evidence, to be the person whose name is subscribed to the within instrument on behalf of Syntek Asset Management, L.P., and acknowledged to me that said partnership executed it.


                                      /s/ Kristi Hedgcoxe
[SEAL APPEARS HERE]                 ----------------------------------
                                    Notary Public, State of Texas


My Commission Expires:

   February 4, 2002
---------------------